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                                                                    EXHIBIT 10.3

                            COMMERCIAL MORTGAGE LOAN
                               SERVICING AGREEMENT


       THIS COMMERCIAL MORTGAGE LOAN SERVICING AGREEMENT (this "Agreement") is made as of the 6th day of May, 1998 by and between GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having its principal place of business at 650 Dresher Road, Horsham, Pennsylvania, 19044 ("Servicer"), and HEALTHCARE FINANCIAL PARTNERS REIT, INC., having its principal place of business at 2 Wisconsin Circle, Chevy Chase, Maryland, 20815 ("Company").

                                    RECITALS:

       A. Company originated or acquired or will originate or acquire certain commercial mortgage loans and desires to engage a servicer to perform limited servicing functions associated with the servicing of those mortgage loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans") as such schedule may be amended from time to time as other similar mortgage loans are originated or acquired by Company;

       B. Servicer is in the business of servicing commercial mortgage loans and desires to perform the functions described above with respect to the Mortgage Loans; C. Company and Servicer wish to prescribe the terms and conditions for the servicing of the Mortgage Loans.


       NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Servicer and Company agree as follows:


       1.     REPRESENTATIONS, WARRANTIES AND COVENANTS.

       Servicer represents, warrants, and covenants to Company that as of the date of this Agreement:

                     (i) Servicer is a corporation duly organized, existing, and in good standing under the laws of the State of California; Servicer is and throughout the term of this Agreement shall remain, to the extent necessary, duly authorized and qualified to transact business in all of the states where the properties securing the borrowers' obligations under the terms of the related Mortgage Loans (collectively the "Mortgage Properties" and individually a "Mortgaged Property") are located; Servicer possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement;

                     (ii) The execution and delivery of this Agreement and Servicer's performance of and compliance with the terms hereof in the manner contemplated by


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this Agreement will not violate the Articles of Incorporation or By-Laws of
Servicer or any other instrument governing its operations, or any laws that could have any material adverse effect upon the validity, performance, and enforceability of any of the terms of this Agreement applicable to Servicer, and will not constitute a default (or any event which, with notice of lapse of time of both, would constitute a default) under any contract, agreement, or other instrument to which Servicer is a party or which may be applicable to any of its agents;

                     (iii) This Agreement constitutes a valid, legal, and binding obligation of Servicer, enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance; and

                     (iv) Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local government or regulatory authority, which violation is likely to affect materially and adversely either the ability of Servicer to perform its obligations under this Agreement or the financial condition of Servicer; and

                     (v) No litigation is pending or, to the best of Servicer's knowledge, threatened against Servicer that would prohibit Servicer from entering into this Agreement or is likely to affect materially and adversely either the ability of Servicer to perform its obligations under this Agreement or the financial condition of Servicer.

       2.     SERVICING, ADDITIONAL MORTGAGE LOANS.

       (a) Servicer shall administer the Mortgage Loans on behalf of and in the interests of the Company in accordance with the terms of this Agreement and in the same manner in which, and with the same care, skill, prudence and diligence with which, it administers similar mortgage loans for its own account or on behalf of others and consistent with the ordinary practices of prudent commercial-mortgage-lending institutions of national standing relating to mortgage loans of the nature and character of the Mortgage Loans, but without regard to:

                     (i) any relationship that Servicer or its affiliate or any subservicer or its affiliate may have with any obligor under any Mortgage Loan; or

                     (ii) any right of the Servicer to receive compensation for its services or reimbursement for any expenses pursuant to the terms of this Agreement.

              Servicer shall at all times exercise all due care and sound business judgment in performing its duties, responsibilities and obligations under this Agreement.

              Servicer may, at its option and expense, service the Mortgage Loans through a subservicer reasonably acceptable to Company and selected and retained by Servicer and may delegate any and all of its rights and duties hereunder to such subservicer, subject to the approval by Company of such subservicer, which approval will not be unreasonably withheld. Any such delegation shall not, however, release Servicer from any of its obligations hereunder.


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       (b)    As soon as practical after the execution of this Agreement or after the closing of a Mortgage Loan to be serviced by Servicer as an Additional Mortgage Loan pursuant to Section 2(c) hereof, Company shall deliver to Servicer (or cause to be delivered as soon as practical in the case of documents temporarily in the custody of a title company) copies of the Note, Mortgage and insurance certificates (collectively the "Mortgage File") relating to each Mortgage Loan.

       (c) Servicer shall service, in accordance with the terms of this Agreement, such additional mortgage loans as the Company requests (each an "Additional Mortgage Loan"). With respect to any additional mortgage loans to be serviced by Servicer, Company will satisfy all conditions precedent to the funding of each such additional loan under the applicable loan documents and will attend to the closing of each such loan including all disbursements required at such closing and Servicer will not have any responsibility therefor.

       With respect to any additional mortgage loans to be serviced by Servicer hereunder, Company will wire to Servicer the entire portion of any funds from such loan in the nature of reserves and escrows as Servicer shall administer pursuant to the terms hereof and Servicer shall deposit said funds into appropriate accounts as provided herein. Company shall provide Servicer the Mortgage File for each Additional Mortgage Loan and with a written description of each Additional Mortgage Loan including an itemized allocation of the funds wired setting forth the amounts allocated for each such additional loan to be serviced hereunder in the form substantially similar to that attached hereto as Exhibit B.

       3.     COLLECTIONS AND APPLICATION OF MORTGAGE PAYMENT.

              Until all principal and interest under the Mortgage Loans are paid in full (or until all remaining Mortgage Loans become Specially Serviced Mortgaged Loans as defined in Section 9 hereof), Servicer shall be responsible for the servicing functions with respect to each of the Mortgage Loans (other than Specially Serviced Mortgage Loans) described below:

              (a) Proceed diligently to collect all payments due under the related note (the "Note") and mortgage (the "Mortgage") for each Mortgage Loan as they come due;

              (b) Keep a complete and accurate account of all sums collected by Servicer from the mortgagor under the terms of the related Mortgage Loan (the "Mortgagor") on account of each Note and Mortgage and applied to ground rents, water rents, taxes, assessments and other public charges, insurance premiums for hazard insurance policies, servicing fees, principal, premiums and interest payments on the Note, and any other escrows or funds required under the terms of the documents executed or delivered in connection with the origination of the related Mortgage Loan (the "Mortgage Loan Documents");

              (c) Notify the Company in writing in the event that any Mortgagor fails to make any payment to Servicer required to be made under any Note or Mortgage, such notice to be given on or before the fifteenth day of the month during which such failure occurs (or on or before the next succeeding business day if the fifteenth is not a business day) or if such failure occurs after the fifteenth day of such month, notice of such failure shall be given by the first business day of next succeeding month;



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              (d)    Accept prepayment on any Note from the related Mortgagor
only to the extent expressly permitted in the Note or Mortgage and then only if such prepayments comply fully with the terms of such Note and Mortgage and include all applicable prepayment penalties or other fees and accept condemnation and hazard insurance proceeds in accordance with the Mortgage;

              (e) Segregate from its corporate funds all funds received on account of the Mortgage Loans and deposit such funds, subject to withdrawal on demand, in a trust or custodial account for the benefit of the Company with an institution whose accounts are insured by an agency or instrumentality of the United States government to the maximum extent permitted by law; Servicer shall maintain such records and take all such actions as may be necessary to secure and obtain the maximum insurance for such account; deposits for principal, interest, mortgage insurance premiums, ground rents, if any, insurance premiums, sewer and water rates, and taxes and special assessments, shall be invested at the option of the Servicer, in short-term investments, and interest or other income earned on such deposits, shall be retained by the Servicer. Any losses resulting from investment of such funds shall be deposited by the Servicer in the custodial account; to the extent required by a Note or Mortgage or by applicable law funds in any reserve fund shall be invested by Servicer at Mortgagor's option in investments selected by Mortgagor, and interest or other income earned on such funds, less amounts necessary to reimburse Servicer for expenses directly related to the investment of such funds, shall be added to the replacement reserve account or paid to Mortgagor in accordance with the Mortgage;

              (f) Remit to the Company by wire transfer all payments, prepayment premiums and interest under the Mortgage Loans, all prepayments of principal made in accordance with the terms of the Mortgage Loans, prepayments attributable to condemnation, hazard insurance proceeds to be applied to the principal balance of the Mortgage Loan, less the servicing fee allowed Servicer as provided in Section 11 hereof.

              Servicer shall remit such amounts to Company, in accordance herewith, by 4:00 p.m., Eastern Time, on the twenty-fifth day of each month (or on the next succeeding business day if the twenty-fifth day is not a business day);

              (g) From the funds remitted by the Mortgagor to Servicer, pay promptly to the proper parties when due, the mortgage insurance premiums, ground rents, water rents, taxes, assessments and other public charges, premiums on hazard insurance policies, and other such payments required under the Mortgage;

              (h) Provide Company with a certification annually as to the status of payment of all such taxes and assessments with respect to the Mortgaged Property, and notify Company of any nonpayment of taxes and assessments with respect to any Mortgaged Property, within fifteen days after Servicer receives notice of such nonpayment;

              (i) Provide Company, on or before the twenty-fifth day of each month (or on or before the next succeeding business day if the twenty-fifth is not a business day) with a statement of the Mortgage Loans setting forth the outstanding principal balance of each Note after accounting for the current month's financial activity, including itemization of principal, if any, interest and any other mortgage payments collected, and delinquency in payments under the Mortgage or Note and the remittance to Company;


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              (j)    Provide Company annually with a statement of payment of
ground rents, water rents, taxes, assessments or other public charges and hazard insurance premiums, the escrow account balances as to mortgage insurance premiums, ground rents, water rates, taxes, assessments, other public charges and hazard insurance premiums, and any release from the reserve fund for replacements (and the purpose of such release);

              (k) Hold in accordance with terms of the Mortgage Loan Documents, and appropriately monitor, all mortgage escrows, including without limitation, all tax and insurance, latent defect, on-site or off-site escrows, and any other such escrows or accounts relating to the Mortgage Loan (including the principal and interest account, to the extent that any interest earnings on any of the foregoing escrows or accounts are not required to be remitted to Mortgagor, such interest earnings shall be retained by Servicer for its own account);

              (l) Provide Company with a certification annually, stating that all amounts collected by Servicer under the Notes and Mortgage Loans have been properly applied in accordance with the provisions thereof and this Agreement;
(m) Request the Mortgagor to furnish Servicer, within 120 days after the end of each fiscal year of Mortgagor, with its annual financial statements, audited by an independent public accountant, copies of which statements Servicer shall promptly furnish to Company; and

              (n) Provide the Mortgagor, within 30 days after the end of each calendar year, with a statement showing for such year the interest paid and escrow activity, and the outstanding balance of the Mortgage as of year end.

       4.  Insurance.

              Servicer shall comply with the following insurance requirements:

              (a) Servicer shall maintain or cause to be maintained property and liability insurance in such types and amounts as required under the Notes and Mortgages or would normally be maintained by a prudent commercial mortgage loan servicer but in no event less than as required under the terms of the relevant FNMA guide.

              (b) Any amounts collected by Servicer under any policies required by this Section 4 shall be held and applied as provided in Section 4(d) hereof.

              (c) To the extent any insurance coverages described above are not maintained by the Mortgagor Servicer shall not be required to advance its own funds to pay for such coverage.

              (d) During the term of this Agreement, Servicer shall retain custody of all insurance policies or renewals thereof that are required to be provided by Mortgagors under the Mortgage Loan Documents. Servicer will not make any agreement with respect to the repair or restoration of the Mortgaged Property or the disposition of insurance or condemnation proceeds without the prior written consent of Company (or the Mortgagor, if, under the terms of the Mortgage, the Mortgagor may choose the application of the insurance or condemnation proceeds). Payment for losses under any such policy or condemnation award, to the extent paid to Servicer, shall be held in trust by Servicer for the benefit of the Company prior to the



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application of such amounts to the repair or restoration of the Mortgaged
Property or distribution of such amounts to Company. In the event that repair or restoration of the Mortgaged Property is approved by Company (or the Mortgagor, if, under the terms of the Mortgage, the Mortgagor may choose the application of the insurance or condemnation proceeds), Servicer shall release the casualty or insurance proceeds to the Mortgagor for the restoration of the Mortgaged Property in accordance with Servicer's normal servicing procedures.

       5.     PROPERTY STATUS REPORTS; CORRESPONDENCE.

              (a) Servicer shall have no duty to inspect any of the Mortgaged Properties.

              (b) Servicer shall, within ten business days after such information comes to its attention, notify Company of any material change in condition of the Mortgaged Property, maintenance problems which would materially affect the Mortgaged Property, any sale or transfer by the Mortgagor of the legal or equitable title to the Mortgaged Property or any abandonment of the Mortgaged Property.

              (c) Servicer shall monitor the performance by the Mortgagor of its payment obligations under the Mortgage Loan Documents and will advise Company as to the status of such performance whenever appropriate.

              (d) Upon request by Company, Servicer shall furnish Company such information relating to each Mortgage Loan, the Mortgaged Property or the Servicer's servicing as Company may from time to time reasonably request.

              (e) Company shall have the right to inspect and copy the mortgage records of the Servicer with respect to the Mortgaged Property.


       6.     FIDELITY BOND; ERRORS AND OMISSIONS INSURANCE.

              Servicer agrees to keep in force at all times, at no cost to Company, in such amounts as required by the provisions of Section 2(a) and in no event less than that required FNMA for approved seller servicers:

              (a) A fidelity bond of an incorporated surety company securing full protection and indemnity against loss of any money or other property entrusted to Servicer or Servicer's officers, employees or agents or coming into their control, caused by any dishonest, fraudulent or criminal act, direct or indirect, of Servicer or of its officers, employees or agents. Servicer shall notify Company if such fidelity bond coverage is decreased or exhausted.

              (b)    A policy of errors and omissions insurance.

              Servicer may provide such fidelity and errors and omissions coverage by means of a blanket fidelity bond or a blanket errors and omissions insurance policy.

       7.     NO VARIATION OF MORTGAGE LOAN DOCUMENTS.


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              With respect to the Mortgage Loans, Servicer shall not modify, waive or vary any terms of any Note, Mortgage or any other Mortgage Loan Document in any respect, or consent to any postponement, delay or other deviation from strict compliance by the Mortgagor with any provision of the Note, Mortgage, or any other Mortgage Loan Document or consent to any transfer of assets or other change of ownership in the Mortgaged Property.

       8.     ADVANCES BY SERVICER.

       Servicer has no obligation to remit principal or interest payments or any other sums payable by the Mortgagor under the terms of any Mortgage Loan unless and until such payments or sums are received by Servicer from such Mortgagor. Servicer shall not be responsible for making advances relating to the payment of hazard insurance premiums, water rates, taxes, assessments or other public charges, or other items deemed for the protection of the security of the Mortgages to the extent funds held in mortgage escrows are insufficient to pay for such items.

       9.     DEFAULT MANAGEMENT.

              Servicer shall have no obligation or authority to pursue default remedies with respect to any Specially Serviced Mortgaged Loan. A "Specially Serviced Mortgage Loan" is any Mortgage Loan with respect to which:


                   (i) the related Mortgagor has not made any payment required to be made under the terms of the related Mortgage Loan;

                  (ii) the related Mortgagor has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms;

                 (iii) the Servicer has received notice that the Mortgagor has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; and

                  (iv) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan.


       Servicer shall continue to perform the servicing obligations under this Agreement even as to a Specially Serviced Mortgage Loan to the extent possible unless specifically advised in writing by Company that Servicer cease such activity and the Mortgage Loan is being withdrawn from this Agreement (any such Mortgage Loan a "Withdrawn Loan")

       10.    COMPLIANCE WITH LAW.

       Servicer shall, in the performance of its obligations hereunder, comply with all applicable federal, state and local law and regulations.

       11.    SERVICING COMPENSATION.



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              As compensation for its services hereunder, Servicer shall retain from each monthly payment collected 1/12th of .00125 times the aggregate principal amount of the Mortgage Loans other than a mortgage that has become a Withdrawn Loan (the "Servicing Fee"). It is understood and agreed that Servicer shall be entitled to the Servicing Fee out of interest only if and to the extent paid by the Mortgagors. Servicer shall be entitled to retain as part of the Servicing Fee (i) any and all earnings on investment of funds in accounts for or related to the Mortgage Loans and (ii) all interest earnings on all escrows or accounts for or relating to the Mortgage Loans (to the extent that such interest earnings are not required to be remitted to the Mortgagors) held by Servicer or any subservicer. Servicer shall not be entitled to retain any payments received from the Mortgagors as late charges, default interest, assumption fees, loan modification fees, extension fees and loan service transactions fees or similar charges otherwise due and payable pursuant to the terms of the Mortgage Loan Documents.

       12.    TERM OF AGREEMENT

              Unless sooner terminated as provided in this Agreement, this Agreement shall continue until the Mortgage Loans have been paid in full or become Specially Serviced Mortgage Loans.

       13.    TERMINATION WITH CAUSE.

              This Agreement shall immediately terminate, at the option of the Company, without payment of compensation by the Company, upon the happening of any of the following events, and Company shall be under no liability to Servicer by reason of such termination:

              (a) Any material representation or warranty of Servicer shall be found to be untrue in any material respect;

              (b) Servicer shall fail to remit to Company any amount due to Company under this Agreement, and such failure shall continue and remain uncured for a period of five business days commencing upon Servicer's receipt of notice of such failure;

              (c) Servicer shall commit fraud or misappropriation of funds or fail, in any material respect, to perform any of its duties hereunder and shall fail, within 30 days after its receipt of written notice from Company, to correct or cure such failure;

              (d) Servicer shall otherwise become incapacitated by operation of law for the faithful performance of its duties pursuant to the terms of this Agreement;

              (e) Servicer shall assign, hypothecate, pledge or transfer in any manner this Agreement or any of the Servicer's rights hereunder or suffer the creation of any lien upon, or security interest in, or the transfer of, any of Servicer's rights hereunder, by operation of law or otherwise; and

              (f) Servicer shall institute proceedings for voluntary bankruptcy, or shall file a petition seeking reorganization under the Federal Bankruptcy Laws or for relief under any other law for the relief of debtors, or shall consent to the appointment of a conservator or receiver of all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due,



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or shall be adjudged a bankrupt or insolvent by a court of competent jurisdiction appointing a receiver, liquidator or trustee of Servicer or of all or substantially all of its property or approving any petition filed against Servicer for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of ninety (90) days, or a final judgment or decree for the payment of money is entered against Servicer in an amount in excess of $250,000 and such judgment or decree is not discharged or stayed within 90 days from the date of entry thereof.

       14.    TERMINATION WITHOUT CAUSE.

              This Agreement shall be terminable by the Company without cause upon 30 days written notice to Servicer. Servicer shall be entitled to any Servicing Fee accrued prior to the termination date specified in the written notice from Company

       15.    ASSIGNMENT AND TERMINATION PROCEDURES.

              In the event of termination of this Agreement, Servicer shall: (i) pay over to Company or its designee all moneys and other property collected and held by it pursuant to this Agreement with respect to the Mortgage Loans within ten (10) business days of such termination and (ii) deliver to Company a full account, including a statement of moneys held in escrow by it for the payment of ground rents, water rates, taxes, assessments, other public charges, hazard insurance premiums, or other charges with respect to the Mortgage Loans within twenty (20) business days of such termination.

       16.    TRANSFER OF INTEREST BY SERVICER.

              Servicer may not assign its servicing rights hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld.

       17.    BORROWER CONTACT.

              Servicer's contact with any Mortgagor under the terms of any Mortgage Loan shall be limited to that reasonably necessary for Servicer to perform its obligations hereunder and Servicer (together with its employees, officer and directors) shall not use the proprietary and nonpublic information that it becomes aware of in servicing the Mortgage Loans to render advice in connection with, solicit, or otherwise participate in the refinancing of any Mortgage Loans whether at maturity or otherwise.

       18.    BOOKS AND RECORDS.

              The accounts and records of Servicer relating to the Mortgage Loans, the Mortgaged Properties, and the servicing relating thereto shall be maintained in accordance with generally accepted accounting principles. Upon termination of this Agreement, all such books and records shall be promptly delivered to Company.




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       19.    REPORTS AND STATEMENTS.

              Servicer shall annually within 120 days after the close of its fiscal year furnish Company with a statement of its financial condition, prepared and audited by a firm of independent certified public accountants.

       20.    PARTICIPATION NOT PARTNERSHIP.

              Neither the executing of this Agreement, nor any sharing in the benefits and burdens by Servicer and Company in respect of the Mortgage Loan or in the proceeds thereof, is intended nor shall be construed to constitute the formation of a partnership or joint venture between Servicer and Company, nor shall it be construed to be an extension of credit or a loan by Company to Servicer.

       21.    LOSSES AND EXPENSES.

              Unless otherwise provided by this Agreement, Servicer and Company shall each bear its own expenses, including legal expenses, relating to the execution of and compliance under this Agreement.

       22.    AMENDMENT.

              No amendment or modification of this Agreement shall be valid unless evidenced by an instrument, in writing, signed by Servicer and Company.

       23.    SEVERABILITY.

              If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

       24.    NOTICE.

              Notices hereunder shall be in writing, and may be delivered by hand, express delivery, or telecopy or other telecommunication device capable of confirmation of receipt, addressed as follows (or at such other address as may hereafter be furnished in writing by one party to the other):




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                  If to Servicer:

                           GMAC Commercial Mortgage Corporation
                           650 Dresher Road
                           Horsham, PA  19044
                           Attn:  Commercial Servicing Manager

                           with a copy to:

                           GMAC Commercial Mortgage Corporation
                           650 Dresher Road
                           Horsham, PA  19044
                           Attn:  Maria Corpora-Buck, Corporate Counsel

                  If to Company:

                           HealthCare Financial Partners REIT, Inc.
                           2 Wisconsin Circle, Suite 402
                           Chevy Chase, Maryland 20815
                           Attn:  Edward P. Nordberg, Jr.



       25.    GOVERNING LAW.

              This Agreement shall be governed by and interpreted in accordance with the law of the State of Maryland.






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         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.

                                     SERVICER:

                                     GMAC COMMERCIAL MORTGAGE CORPORATION


                                     By:   /s/ Joseph A. Funk
                                         --------------------------------------
                                     Name: Joseph A. Funk
                                     Title: Senior Vice President



                                     COMPANY:

                                     HEALTHCARE FINANCIAL PARTNERS REIT, INC.


                                     By: /s/ Edward P. Nordberg, Jr.
                                         --------------------------------------
                                     Name: Edward P. Nordberg, Jr.
                                     Title: Chief Financial Officer













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                                    EXHIBIT A
                             MORTGAGE LOAN SCHEDULE


         To be completed as Mortgage Loans are originated.


























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                                    EXHIBIT B
                   ADDITIONAL SERVICED LOAN INFORMATION SHEET


Loan #
       ------------------

Borrower:
         ---------------------------------------------------------------

Borrower Contact:
                  ------------------------------------------------------
                  Phone :
                         -----------------------------------------------
                  Fax:
                         -----------------------------------------------
Property Location:
                         -----------------------------------------------

Title Company:
                         -----------------------------------------------

Title Policy No.:
                         -----------------------------------------------


Closing Date:
                         -----------------------------------------------


Listing of Reserve/Escrow Amounts:

                         -----------------------------------------------

                         -----------------------------------------------

                         -----------------------------------------------

                         -----------------------------------------------




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